Exhibit 10.4

KADANT INC.

AMENDED AND RESTATED NONQUALIFIED STOCK OPTION PLAN

1.	Purpose

This Nonqualified Stock Option Plan (the “Plan”) is intended to encourage ownership of Common Stock (the “Common Stock”), of Kadant Inc. (“Company”), by persons selected by the Board of Directors (or a committee thereof) in its sole discretion, including directors, executive officers, key employees and consultants of the Company and its subsidiaries, and to provide additional incentive for them to promote the success of the business of the Company. The Plan is intended to be a nonstatutory stock option plan.

2.	Effective Date of the Plan

The Plan shall become effective when adopted by the Board of Directors of the Company.

3.	Stock Subject to Plan

Subject to adjustment as provided in Section 11, the total number of shares of Common Stock reserved and available for issuance under the Plan and the Company’s Incentive Stock Option Plan in the aggregate shall be 720,000 shares. Shares to be issued upon the exercise of options granted under the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. If any option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for options thereafter to be granted.

4.	Administration

The Plan will be administered by the Board of Directors of the Company (the “Board”). Subject to the provisions of the Plan, the Board shall have complete authority, in its discretion, to make the following determinations with respect to each option to be granted by the Company: (a) the person to receive the option (the “Optionee”); (b) the time of granting the option; (c) the number of shares subject thereto; (d) the option price; (e) the option period; (f) the terms and conditions of options granted under the Plan (including terms and conditions relating to events of merger, consolidation, dissolution and liquidation, change of control, vesting, forfeiture, restrictions, dividends and interest, if any, on deferred amounts); (g) waive compliance by an optionee with any obligation to be performed by him or her under an option; (h) waive any term or condition of an option; (i) cancel an existing option in whole or in part with the consent of an Optionee; (j) grant replacement options; (k) accelerate the vesting or lapse of any restrictions of any option; and (l) adopt the form of instruments evidencing options under the Plan and change such forms from time to time. In making such determinations, the Board may take into account the nature of the services rendered by the Optionees, their present and potential contributions to the success of the Company and/or one or more of its subsidiaries, and such other factors as the Board in its discretion shall deem relevant. Subject to the provisions of the Plan, the Board shall also have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. Any interpretation by the Board of the terms and provisions of the Plan or any Award thereunder and the administration thereof, and all action taken by the Board, shall be final, binding and conclusive on all parties and any person claiming under or through any party. No Director shall be liable for any action or determination made in good faith. The Board may, to the full extent permitted by law, delegate any or all of its responsibilities under the Plan to a committee (the “Committee”) appointed by the Board and consisting of two or more members of the Board, each of whom shall be deemed a “disinterested person” within the meaning of Rule 16b-3 (or any successor rule) of the Securities Exchange Act of 1934 (the “Exchange Act”).

5.	Eligibility

An option may be granted to any person selected by the Board in its sole discretion.

6.	Time of Granting Options

The granting of an option shall take place at the time specified by the Board. Only if expressly so provided by the Board shall the granting of an option be regarded as taking place at the time when a written option agreement shall have been duly executed and delivered by or on behalf of the Company and the Optionee to whom such option shall be granted. The agreement shall provide, among other things, that it does not confer upon an Optionee any right to continue in the employ of the Company and/or one or more of its subsidiaries or to continue as a director or consultant of the Company, and that it does not interfere in any way with the right of the Company or any such subsidiary to terminate the employment of the Optionee at any time if the Optionee is an employee, to remove the Optionee as a director of the Company if the Optionee is a director, or to terminate the services of the Optionee if the Optionee is a consultant.

7.	Option Period

An option may become exercisable immediately or in such installments, cumulative or noncumulative, as the Board may determine.

8.	Exercise of Option

An option may be exercised in accordance with its terms by written notice of intent to exercise the option, specifying the number of shares of stock with respect to which the option is then being exercised. The notice shall be accompanied by payment in the form of cash or shares of Common Stock (the “Tendered Shares”) with a then current market value equal to the option price of the shares to be purchased; provided, however, that such Tendered Shares shall have been acquired by the Optionee more than six months prior to the date of exercise, unless such requirement is waived in writing by the Company. Against such payment the Company shall deliver or cause to be delivered to the Optionee a certificate for the number of shares then being purchased, registered in the name of the Optionee or other person exercising the option. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or the Optionee to take any action in connection with shares being purchased upon exercise of the option, exercise of the option and delivery of the certificate or certificates for such shares shall be postponed until completion of the necessary action, which shall be taken at the Company’s expense.

9.	Transferability

Except as may be authorized by the Board, in its sole discretion, no Option may be transferred other than by will or the laws of descent and distribution, and during a Optionee’s lifetime an option requiring exercise may be exercised only by him or her (or in the event of incapacity, the person or persons properly appointed to act on his or her behalf). The Board may, in its discretion, determine the extent to which options granted to an Optionee shall be transferable, and such provisions permitting or acknowledging transfer shall be set forth in the written agreement evidencing the option executed and delivered by or on behalf of the Company and the Optionee.

10.	Vesting, Restrictions and Termination of Options

The Board, in its sole discretion, may determine the manner in which options shall vest, the rights of the Company to repurchase the shares issued upon the exercise of any option and the manner in which such rights shall lapse, and the terms upon which any option granted shall terminate. The Board shall have the right to accelerate the date of exercise of any installment or to accelerate the lapse of the Company’s repurchase rights. All of such terms shall be specified in a written option agreement executed and delivered by or on behalf of the Company and the Optionee to whom such option shall be granted.

11.	Adjustments in the Event of Certain Transactions

(a) In the event of a stock dividend, stock split or combination of shares, or other distribution with respect to holders of Common Stock other than normal cash dividends, the Board will make (i) appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 3 above, and (ii) appropriate adjustments to the number and kind of shares of stock or securities subject to Options then outstanding or subsequently granted, any exercise prices relating to Options and any other provisions of Awards affected by such change.

(b) In the event of any recapitalization, merger or consolidation involving the Company, any transaction in which the Company becomes a subsidiary of another entity, any sale or other disposition of all or a substantial portion of the assets of the Company or any similar transaction, as determined by the Board, the Board in its discretion may make appropriate adjustments to outstanding Options to avoid distortion in the operation of the Plan.

12.	Change in Control

12.1	Impact of Event

In the event of a “Change in Control” as defined in Section 12.2 or Section 12.3, as applicable, the following provisions shall apply, unless the agreement evidencing the Award otherwise provides (by specific explicit reference to Section 12.2 and Section 12.3 below). If a Change in Control occurs while any Awards are outstanding, then, effective upon the Change in Control, (i) each outstanding stock option or other stock-based Award awarded under the Plan that was not previously exercisable and vested shall become immediately exercisable in full and vested, and will no longer be subject to a right of repurchase by the Company, (ii) each outstanding restricted stock award or other stock-based Award subject to restrictions and to the extent not fully vested, shall be deemed to be fully vested, free of restrictions and conditions and no longer subject to a right of repurchase by the Company, and (iii) deferral limitations and conditions that relate solely to the passage of time, continued employment or affiliation will be waived and removed as to deferred stock Awards and performance Awards; performance of other conditions (other than conditions relating solely to the passage of time, continued employment or affiliation) will continue to apply unless otherwise provided in the agreement evidencing the Award or in any other agreement between the Optionee and the Company or unless otherwise agreed by the Board.

12.2	Definition of “Change in Control” Prior to the Spin-Off

“Change in Control” means an event or occurrence set forth in any one or more of subsections (a) through (d) below that occurs prior to the distribution of all or substantially all of the shares of Common Stock held beneficially by Thermo Electron Corporation in a tax-free spin-off under Section 355 of the Code (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):

(a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of Thermo Electron Corporation (“Thermo Electron”) if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 40% or more of either (i) the then-outstanding shares of common stock of Thermo Electron (the “Outstanding TMO Common Stock”) or (ii) the combined voting power of the then-outstanding securities of Thermo Electron entitled to vote generally in the election of directors (the “Outstanding TMO Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition by Thermo Electron, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Thermo Electron or any corporation controlled by Thermo Electron, or (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of subsection (c) of this definition; or

(b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board of Directors of Thermo Electron (the “Thermo Board”) (or, if applicable,

the Board of Directors of a successor corporation to Thermo Electron), where the term “Continuing Director” means at any date a member of the Thermo Board (i) who was a member of the Thermo Board as of July 1, 1999 or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Thermo Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Thermo Board; or

(c) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving Thermo Electron or a sale or other disposition of all or substantially all of the assets of Thermo Electron in one or a series of transactions (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding TMO Common Stock and Outstanding TMO Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns Thermo Electron or substantially all of Thermo Electron’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding TMO Common Stock and Outstanding TMO Voting Securities, respectively; and (ii) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by Thermo Electron or by the Acquiring Corporation) beneficially owns, directly or indirectly, 40% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors; or

(d) approval by the stockholders of Thermo Electron of a complete liquidation or dissolution of Thermo Electron.

12.3	Definition of “Change in Control” Upon Spin-Off

“Change in Control” means an event or occurrence set forth in any one or more of subsections (a) through (d) below that occurs on or after the distribution of all or substantially all of the shares of Common Stock held beneficially by Thermo Electron Corporation in a tax-free spin-off under Section 355 of the Code (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection)(references to Section 12.2 in written option agreements shall be deemed to refer to this Section 12.3 after the date of said spin-off):

(a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 40% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions of shares of Common Stock shall not constitute a Change in Control: (i) any acquisition by the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of subsection (c) of this definition; or

(b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the board of directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (i) who was a member of the Board as of July 1, 1999 or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(c) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, respectively; and (ii) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 40% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors; or

(d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

13.	Limitation of Rights in Option Stock

The Optionees shall have no rights as stockholders in respect of shares as to which their options shall not have been exercised, certificates issued and delivered and payment as herein provided made in full, and shall have no rights with respect to such shares not expressly conferred by this Plan.

14.	Stock Reserved

The Company shall at all times during the term of the options reserve and keep available such number of shares of the Common Stock as will be sufficient to satisfy the requirements of this Plan and shall pay all other fees and expenses necessarily incurred by the Company in connection therewith.

15.	Securities Laws Restrictions

Each Optionee exercising an option, at the request of the Company, will be required to give a representation in form satisfactory to counsel for the Company that he will not transfer, sell or otherwise dispose of the shares received upon exercise of the option at any time purchased by him, upon exercise of any portion of the option, in a manner which would violate the Securities Act of 1933, as amended, and the regulations of the Securities and Exchange Commission thereunder and the Company may, if required or at its discretion, make a notation on any certificates issued upon exercise of options to the effect that such certificate may not be transferred except after receipt by the Company of an opinion of counsel satisfactory to it to the effect that such transfer will not violate such Act and such regulations.

16.	Tax Withholding

The Company shall have the right to deduct from payments of any kind otherwise due to an Optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan (the “withholding requirements”). The Board will have the right to require that the Optionee or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Board with regard to such requirements, prior to the delivery of any Common Stock pursuant to exercise of an option. If and to the extent that such withholding is required, the Board may permit the Optionee or such other person to elect at such time and in such manner as the Board provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Common Stock having a value calculated to satisfy the withholding requirements.

17.	Termination and Amendment

The Plan shall remain in full force and effect until terminated by the Board. Subject to the last sentence of the first paragraph of this Section 17, the Board may at any time or times amend the Plan or any outstanding Option for any purpose that may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Options. No amendment of the Plan or any agreement evidencing Options under the Plan may adversely affect the rights of any participant under any Option previously granted without such participant’s consent.

Notwithstanding any other provisions hereof, the Plan shall terminate on December 28, 2001 and no options shall be granted hereunder thereafter.

18.	Compliance with Section 409A of the Code

To the extent applicable to an Option, it is intended that this Plan and Options made under the Plan comply with the provisions of Section 409A of the Internal Revenue Code, as amended (the “Code”) and applicable rules and regulations. The Plan and any Options to which Section 409A is applicable will be administered in a manner consistent with this intent, and any provision that would cause this Plan or any Option made under the Plan to fail to satisfy Section 409A of the Code, to the extent applicable, shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A and may be made by the Company without the consent of Optionees to which Section 409A shall apply).

Except as provided in individual Option agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Optionee in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Optionee is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Optionee (through accepting the Option) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Code Section 409A) (the “New Payment Date”), except as Code Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Optionee during the period between the date of separation from service and the New Payment Date shall be paid to the Optionee in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Optionee or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

KAI NQ OPTION PLAN AMENDED 12.09.08